                                                                    Exhibit 23.1

When the transaction referred to in the second paragraph in Note 12 of the Notes to Financial Statements has been consummated, we will be in a position to render the following consent.

                                                                        KPMG LLP


Princeton, New Jersey
March 20, 2000

                              Accountants' Consent

The Board of Directors
Adolor Corporation

   We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Prospectus.

Princeton, New Jersey